United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2017

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to Form 8-K amends the Current Report on Form 8-K filed by IsoRay, Inc. (the “Company”) on January 17, 2017 (the “Original Report”), to disclose that Matthew Branson was appointed as both principal financial officer and principal accounting officer. Except as provided herein, the disclosures in the Original Report remain unchanged.

Matthew Branson was appointed both Principal Financial Officer and Principal Accounting Officer, as such terms are defined in SEC regulations, effective January 17, 2017, to serve at the discretion of the Board. Mr. Branson was not appointed pursuant to any arrangement or understanding between Mr. Branson and any other person. In connection with Mr. Branson’s appointment as Principal Financial Officer and Principal Accounting Officer, the Company did not enter into or materially amend any plan, contract, or arrangement that Mr. Branson will participate in as Principal Financial Officer and Principal Accounting Officer. Additional information about Mr. Branson and his background is included in the Original Report.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2017

IsoRay, Inc., a Minnesota corporation

By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, CEO